Exhibit 23

Consent of Independent Registered Certified Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (No. 33-59064 and No. 333-128625) on Form S-8 of Aerosonic Corporation of our report dated April 30, 2007 relating to our audit of the consolidated financial statements and financial statement schedule, which appear in this Annual Report on Form 10-K of Aerosonic Corporation for year ended January 31, 2007.

/s/  Tedder, James, Worden & Associates, P.A.
Orlando, Florida
May 1, 2007